UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020 (April 6, 2020)
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IQVIA HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Wooster Heights Road
Danbury, Connecticut 06810
and
4820 Emperor Blvd.
Durham, North Carolina 27703
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 448-4600 and (919) 998-2000

Not Applicable
 (Former name or former address, if changed since last report.)
 ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	“IQV”	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 6, 2020, IQVIA Holdings Inc. (“IQVIA”) held its 2020 Annual Meeting of Stockholders. As of February 12, 2020, the record date for the meeting, there were 192,316,233 shares of IQVIA common stock outstanding and entitled to vote on all matters. At the meeting, stockholders voted on the following items:

Proposal No. 1 – The following nominees were elected by majority vote to serve on the Board of Directors as Class I directors:

	For	Withhold	Broker Non-Vote
Carol J. Burt	159,991,040	5,271,499	5,967,415
Colleen A. Goggins	157,768,600	7,493,939	5,967,415
Ronald A. Rittenmeyer	147,147,035	18,115,504	5,967,415

Proposal No. 2 – An advisory vote on the compensation of the Company’s named executive officers received the following non-binding vote totals.

For	Against	Abstain	Broker Non-Vote
76,054,312	88,997,130	211,097	5,967,415

Proposal No. 3 – The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 was ratified.

For	Against	Abstain	Broker Non-Vote
165,548,248	5,641,961	39,745	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 9, 2020

IQVIA HOLDINGS INC.

By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Executive Vice President, General Counsel and Secretary